EXHIBIT 10

Infinity Property and Casualty Corporation

Deferred Compensation Plan

(Effective as of February 19, 2003)

1.      Establishment and Purpose

(a)	Effective February 19, 2003, Infinity Property and Casualty Corporation (“Infinity” or the “Company”) adopts this Deferred Compensation Plan to enable eligible Employees of the Company and its subsidiaries to defer payment of a portion of their compensation.

2.      Plan Objectives

(a)	The purpose of this Plan is to assist eligible Employees to:

(i) Accumulate income for retirement; and

(ii) Provide opportunity for financial growth.

3.      Definitions

        When used in this Plan, the following words and phrases shall have the following meanings:

(a)	“Account” means the record maintained for each Participant to which all deferrals, earnings, and distributions are credited and debited for each Plan Year.

(b)	“Administrator” means the person or persons appointed by the Board of Directors of the Company who will be responsible for those functions assigned to the Administrator under the terms of the Plan.

(c)	“Base Salary” means base pay, excluding any bonuses and other extraordinary payments.

(d)	“Bonus” means any direct lump-sum payment earned for services rendered in addition to the Participant’s Base Salary.

(e)	“Company” means Infinity Property and Casualty Corporation and (unless the context indicates otherwise) its subsidiaries and affiliates.

(f)	“Compensation” means Base Salary and Bonus.

(g)	“Employee” means an employee of the Company.

(h)	“Expiration Date” means, with respect to each annual deferral hereunder, the earlier of (i) the last day of the year to which a Participant elects to defer Compensation, or (ii) the pay date for the payroll period in which a Participant dies, becomes permanently disabled or terminates employment with the Company.

(i)	“Participant” means an officer or other key Employee who participates in the Plan for a designated Plan Year.

(j)	“Plan” means this Infinity Property and Casualty Corporation Deferred Compensation Plan.

(k)	“Plan Year” means the calendar year, January 1 through December 31. The initial Plan Year shall commence on February 19, 2003.

4.      Eligibility

(a)	Certain key Employees of the Company and its subsidiaries will be eligible to become Participants in the Plan either through annual invitation by the Administrator or through an employment agreement approved by the Chief Executive Officer.

5.      Participation

(a)	A Participant participates in the Plan by delivering to the Administrator, by the December 1st prior to the beginning of each Plan Year, a properly completed enrollment form that conforms to the terms and conditions of the Plan. For the initial Plan Year, the enrollment form shall be delivered to the Administrator no later than within 30 days of the effective date of the Plan. With respect to individuals who have made elections for 2003 under American Financial Group, Inc.‘s Deferred Compensation Plan (the “AFG Plan”), such elections under the AFG Plan shall be automatically continued for 2003 as an election to participate in the Plan in lieu of a new election.

6.      Deferred Compensation Account

(a)	For each Plan Year, a deferred compensation Account will be established for each Participant. A Participant’s Account shall include all amounts in such Participant’s deferred compensation account under the AFG Plan.

(b)	All Compensation deferred by the Participant, all earnings determined under Section 9 and all distributions from the Account to the Participant or the Participant’s beneficiaries or estate shall be reflected in the Account.

(c)	All Accounts shall be maintained by the Administrator.

7.      Deferral Sources

(a)	At the time of enrollment, a Participant must elect to defer a stated percentage of his or her Compensation for services rendered in the next Plan Year.

(b)	Any Base Salary deferral must be at least 5% and no more than 80% of Base Salary. Any Bonus deferral must be at least 10% and no more than 80% of each Bonus. No deferral election shall reduce a Participant’s paid compensation below the amount necessary to satisfy applicable employment taxes (e.g., FICA/Medicare) on amounts deferred, benefit plan withholding requirements or income tax withholding for compensation that cannot be deferred.

(c)	Compensation deferred under this Plan shall be credited to the Participant’s Account on the date such amounts would have otherwise been paid.

(d)	The deferral sources and amounts elected for a given Plan Year are irrevocable.

8.      Deferral Term

(a)	At the time a Participant elects to defer Compensation, the Participant must also elect the term for which such deferral is made (the “deferral term”). The deferral term shall be either (i) a period ending on the date on which the Participant terminates employment with the Company for any reason, including death or disability (a “Termination of Service”), or (ii) a fixed number of years. Notwithstanding a Participant’s election to defer for a fixed number of years, in the event of a Termination of Service, the Company, in its sole and absolute discretion, may elect to distribute the Participant’s Account to the Participant at any time prior to the expiration of the fixed number of years originally selected by such Participant.

9.      Crediting of Earnings

(a)	There shall be credited to the Account of each Participant an additional amount of earnings determined under this Section 9.

(b)	A Participant’s Account will be adjusted to earn interest during any Plan Year of the deferral term at a rate determined by the Board of Directors of the Company on or about the prior November 15. The interest rate selected will be based on the general level of interest rates as well as interest rates the Company is paying on its debt obligations. In the exercise of its discretion, the Board of Directors of the Company may raise (but not lower) such selected interest rate for any Plan Year, based upon significant movements in the general level of interest rates. For the initial Plan Year, the interest rate shall not be less than the interest rate in effect for 2003 under the AFG Plan.

(c)	For each Plan Year, the Participant’s Account shall be increased or decreased as if it had earned the rate of return corresponding to the amount determined under this Section. Such increase or decrease shall be based on the Participant’s Account balance throughout the Plan Year and shall be credited quarterly on the last day of each March, June, September and December.

10.      Payment Form and Method

(a)	Payments from the Plan shall be made in the form of cash. Any required tax withholding will be deducted from the Participant’s Account.

(b)	At the time of enrollment for a given Plan Year, a Participant shall elect the method of payment desired upon the Expiration Date of the deferral term(s) elected.

(c)	A Participant may choose either a lump sum or installment payment method for a given Plan Year.

(d)	The payment method elected shall cover all deferral terms, from all deferral sources, for the respective Plan Year.

(e)	Should a Participant elect installments, the Participant must elect at the time of the enrollment the length of time over which such installments are to be received.

(f)	While the installment period elected is irrevocable, Participants selecting payment in a lump sum may elect to further defer their Compensation to an installment payment method with at least 30 days’ notice to the Company prior to the scheduled payment of the lump sum.

11.      Account Statement

(a)	An Account Statement will be sent to each Participant quarterly until the Participant’s Account has been completely distributed.

12.      Account Distribution

(a)	Payment will begin in January of the year following the Expiration Date.

(b)	Prior to Payment, each Participant who has elected the installment method shall select whether to receive payments quarterly (in January, April, July and October) or annually (in January). Participants may elect to have unequal payments during the installment payout.

(c)	Applicable federal, state, local and foreign taxes will be deducted from the gross amount of the payment.

(d)	Installments must be at least $1,000. The Administrator, therefore, shall have the right to reduce the length of the installment period to that which provides an installment of at least $1,000.

(e)	If installment payments are in effect, the Participant’s Account shall continue to be credited with earnings hereunder until payment of the final installment.

13.      Hardship Distributions

(a)	Distribution of payments from an Participant’s Account prior to the Expiration Date shall be made only if the Administrator, after consideration of an application by such Participant, determines that the Participant has sustained financial hardship caused by events beyond the Participant’s control. In such event, and notwithstanding anything to the contrary herein, the Administrator may, at his sole discretion, direct that all or a portion of the Account be paid to the Participant in such manner, and at such times as determined by the Administrator.

14.      Beneficiary Designation

(a)	A Participant shall have the right to designate one or more beneficiaries and to change any beneficiary previously designated.

(b)	A Participant shall submit his or her beneficiary designation in writing using the beneficiary designation portion of the enrollment form. The Participant shall deliver the completed form to the Administrator. The most recently dated and filed beneficiary designation shall cancel all prior designations.

(c)	In the event of the Participant’s death before or after the commencement of payments from the Account, the amount otherwise payable to the Participant shall be paid to the designated beneficiaries, and if there are no beneficiaries, to the estate of the Participant, according to the provisions of Section 12.

15.      General Provisions

(a)	Participant’s Rights Unsecured. The right of any Participant to receive payments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company. It is not required or intended that the amounts credited to the Participant’s Account be segregated on the books of the Company or be held by the Company in trust for a Participant and a Participant shall not have any claim to or against a specific asset or assets of the Company. All credits to an Account are for bookkeeping purposes only.

(b)	Non-assignability. The right to receive payments shall not be transferable or assignable by a Participant. Any attempted assignment or alienation of payments shall be void and of no force or effect.

(c)	Administration. The Administrator shall have the authority to adopt rules, regulations and procedures for carrying out this Plan, and shall interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio.

(d)	Amendment and Termination. This Plan may at any time or from time to time be amended or terminated. No amendment, modification or termination shall adversely affect the Participant’s rights under this Plan.

(e)	Construction. The singular shall also include the plural where appropriate.

(f)	Employment Rights. This Plan does not constitute a contract of employment and participation in the Plan will not give any Participant the right to be retained in the employ of the Company.

(g)	Bonus Rights. This Plan does not confer the right for a Participant to receive a Bonus.